                                                                    EXHIBIT 99.2



                  PRO FORMA FINANCIAL INFORMATION OF APARTMENT
                       INVESTMENT AND MANAGEMENT COMPANY
                   AS OF SEPTEMBER 30, 1998 AND FOR THE YEAR
                        ENDED DECEMBER 31, 1997 AND THE
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

INTRODUCTION

On October 1, 1998, Apartment Investment and Management Company ("AIMCO") completed its merger with Insignia Financial Group ("IFG") ("the IFG Merger"). In the IFG Merger, IFG's common stock was converted into 8,423,751 shares of Class E Cumulative Convertible Preferred Stock of AIMCO ("Class E Preferred Stock") whose issue date market value approximately equaled $292 million. In addition to receiving the same dividends as holders of AIMCO Common Stock, holders of Class E Preferred Stock will be entitled to a special dividend of approximately $50 million in the aggregate. When that special dividend is paid in full, the Class E Preferred Stock will automatically convert into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any. In addition, AIMCO assumed approximately $411 million in indebtedness and other liabilities of IFG and its subsidiaries and subsidiaries of AIMCO, assumed approximately $149.5 million of convertible securities and purchased approximately $5 million of IFG stock prior to the Merger. AIMCO and Insignia Properties Trust ("IPT") have entered into an agreement and plan of merger dated as of October 1, 1998, pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). In the IPT Merger, IPT's common stock will be converted, at AIMCO's option, into 4,826,745 shares of AIMCO Class A Common Stock whose market value approximately equaled $152 million or $152 million in cash. AIMCO assumed approximately $68 million in indebtedness. In connection with the IFG Merger and the IPT Merger, AIMCO will incur approximately $55 million in transaction costs for a combined transactional value of approximately $1,183 million. In connection with the IFG Merger, AIMCO assumed property management of approximately 192,000 multifamily units which consist of general and limited partnership investments in 115,000 units and third party management of 77,000 units. Insignia Properties Trust ("IPT"), which prior to the IFG Merger was a subsidiary of IFG, owns a 32% weighted average general and limited partnership interest in approximately 51,000 units.

Immediately following the IFG Merger, in order to satisfy certain requirements of the Internal Revenue Code of 1986 (the "Code") applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "IFG Reorganization") of the assets and operations of IFG whereby IFG's operations are being conducted through corporations (the "Unconsolidated Subsidiaries") in which the AIMCO Operating Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, AIMCO accounts for its interest in the Unconsolidated Subsidiaries on the equity method.

In May and September of 1997, AIMCO directly or indirectly through a subsidiary, acquired (the "NHP Stock Purchase") an aggregate of 6,930,122 shares of common stock ("NHP Common Stock") of NHP. On December 8, 1997, AIMCO acquired the remaining shares of NHP Common Stock in a merger transaction accounted for as a purchase (the "NHP Merger"). As a result of the NHP Merger, AIMCO issued 6,759,148 shares of AIMCO Common Stock, valued at $180.8 million, and paid $86.5 million in cash. The total cost of the purchase of NHP was $349.5 million.

In June 1997, AIMCO purchased a group of companies (the "NHP Real Estate Companies") affiliated with NHP that hold general and limited partnership interests in partnerships (the "NHP Partnerships") that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"). AIMCO paid aggregate consideration of $54.8 million in cash and warrants that entitle the holders to purchase 399,999 shares of AIMCO Common Stock at an exercise price of $36.00 per share. AIMCO engaged in a reorganization (the "NHP Real Estate Reorganization") of its interests in the NHP Real Estate Companies, which resulted in certain of the assets of the NHP Real Estate Companies being owned by a limited partnership (the "Unconsolidated Partnership") in which the AIMCO Operating Partnership holds 99% limited partner interest and certain directors and officers of AIMCO directly or indirectly, hold a 1% general partner interest.

Immediately following the NHP Merger, in order to satisfy certain requirements of the Code applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "NHP Reorganization") of the assets and operations of NHP that resulted in the Master Property Management Agreement being terminated and NHP's operations being conducted through Unconsolidated Subsidiaries in which the AIMCO Operating Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, AIMCO accounts for its interest in the Unconsolidated Subsidiaries on the equity method.

On May 8, 1998, AIMCO completed a merger with Ambassador Apartments, Inc. ("Ambassador"), pursuant to which Ambassador was merged into AIMCO (the "Ambassador Merger"). Each outstanding share of stock ("Ambassador Common Stock") of Ambassador, other than those shares held by AIMCO or Ambassador, were converted into 0.553 (the "Conversion Ratio") shares of AIMCO Common Stock. Any outstanding options to purchase Ambassador Common Stock were converted, at the election of the option holder, into cash or options to purchase AIMCO Common Stock at such options' then current exercise price divided by the Conversion Ratio. In accordance with the Agreement and Plan of Merger, dated December 23, 1997 and supplemented by letter dated as of March 11, 1998 (the "Ambassador Merger Agreement"), the outstanding shares of Class A Senior Cumulative Convertible Preferred Stock of Ambassador, (the "Ambassador Preferred Stock") were redeemed and converted into Ambassador Common Stock prior to the Ambassador Merger. Following the consummation of the Ambassador Merger, a subsidiary of the AIMCO Operating Partnership was merged with and into the Ambassador Operating Partnership (the "Ambassador OP Merger"). Each outstanding unit of limited partnership interest in the Ambassador Operating Partnership was converted into the right to receive 0.553 OP Units, and as a result, the Ambassador Operating Partnership became a 99.9% owned subsidiary partnership of the AIMCO Operating Partnership.

Also during 1997, AIMCO (i) (a) acquired 44 properties for aggregate purchase consideration of $467.4 million, of which $56 million was paid in the form of
1.9 million OP Units (b) paid $34.2 million in cash and issued OP Units valued at $7.3 million in connection with the acquisition of partnership interests through tender offers in certain partnerships ((a) and (b) together are the "1997 Property Acquisitions") and (c) paid $19.9 million to acquire 886,600 shares of Ambassador Common Stock (together with the 1997 Property Acquisitions, the "1997 Acquisitions"); (ii) sold (a) approximately 16,367,000 shares of AIMCO Common Stock for aggregate net proceeds of $513.4 million; (b) 750,000 shares of AIMCO Class B Cumulative Convertible Preferred Stock for net proceeds of $75 million; and (c) 2,400,000 shares of AIMCO Class C 9% Cumulative Preferred Stock for net proceeds of $58.1 million (collectively, the "1997 Stock Offerings"); and (iii) sold five real estate properties (the "1997 Dispositions").

Also during 1998, AIMCO (i) (a) sold 4,200,000 shares of its Class D Cumulative Preferred Stock for net proceeds of $101.5 million (the "Class D Preferred Stock Offering"); (b) sold 4,050,000 shares of its Class G Cumulative Preferred Stock for net proceeds of $98.0 million (the "Class G Preferred Stock Offering"); (c) sold 2,000,000 shares of its Class H Cumulative Preferred Stock for net proceeds of $48.1 million (the "Class H Preferred Stock Offering"); and (d) sold 1,000,000 shares of its Class J Cumulative Convertible Preferred Stock in a private placement for $100.0 million (the "Class J Preferred Stock Offering" and, together with the Class D Preferred Stock Offering, the Class G Preferred Stock Offering and the Class H Preferred Stock Offering, the "1998 Stock Offerings"); (ii) purchased 28 properties for aggregate purchase consideration of $235 million, of which $34.5 million was paid in the form of OP Units (the "1998 Acquisitions"); (iii) sold two real estate properties (the "1998 Dispositions"); (iv) contracted to purchase three properties for aggregate purchase consideration of $139.8 million, of which $44.1 million will be paid in the form of OP units (the "Probable Purchases").

PRO FORMA FINANCIAL INFORMATION OF AIMCO

The following Pro Forma Consolidated Balance Sheet of AIMCO as of September 30, 1998 has been prepared as if each of the following transactions had occurred as of September 30, 1998: (i) the purchase of nine properties for an aggregate purchase price of $62.5 million; (ii) the Class J Preferred Stock Offering;
(iii) the Probable Purchases; (iv) the IFG Merger; (v) the IPT Merger; and
(vi) the IFG Reorganization.

The following Pro Forma Consolidated Statement of Operations of AIMCO for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings; (iii) the 1997 Dispositions; (iv) the NHP Real Estate Acquisition; (v) the NHP Real Estate Reorganization; (vi) the NHP Stock Purchase; (vii) the NHP Merger; (viii) the NHP Reorganization; (ix) the 1998 Stock Offerings; (x) the 1998 Acquisitions; (xi) the Probable Purchases; (xii) the 1998 Dispositions; (xiii) the Ambassador Merger; (xv) the IFG Merger; (xv) the merger between IPT and Angeles Mortgage Investment Trust ("AMIT") ("the AMIT Merger"); (xvi) the IPT Merger; and (xvii) the IFG Reorganization.

The following Pro Forma Consolidated Statement of Operations of AIMCO for the nine months ended September 30, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions; (iii) the Probable Purchases; (iv) the 1998 Dispositions; (v) the Ambassador Merger; (vi) the IFG Merger; (vii) the AMIT Merger; (viii) the IPT Merger; and (ix) the IFG Reorganization.

The following Pro Forma Financial Information is based, in part, on the following historical financial statements, which have been previously filed by
AIMCO: (i) the audited Consolidated Financial Statements of AIMCO for the year ended December 31, 1997; (ii) the unaudited Consolidated Financial Statements of AIMCO for the nine months ended September 30, 1998; (iii) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (iv) the unaudited Consolidated Financial Statements of Ambassador for the four months ended April 30, 1998; (v) the audited Consolidated Financial Statements of IFG for the year ended December 31, 1997; (vi) the audited Consolidated Financial Statements of AMIT for the year ended December 31, 1997;
(vii) the unaudited Consolidated Financial Statements of IFG for the nine months ended September 30, 1998; (viii) the unaudited Consolidated Financial Statements of AMIT for the eight months ended August 31, 1998; (ix) the unaudited Consolidated Financial Statements of NHP for the nine months ended September 30, 1997; (x) the unaudited Combined Financial Statements of the NHP Real Estate Companies for the three months ended March 31, 1997; (xi) the unaudited Financial Statements of NHP Southwest Partners, L.P. for the three months ended March 31, 1997; (xii) the unaudited Combined Financial Statements of the NHP New LP Entities for the three months ended March 31, 1997; (xiii) the unaudited Combined Financial Statements of the NHP Borrower Entities for the three months ended March 31, 1997; (xiv) the unaudited Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the three months ended March 31, 1997; (xv) the unaudited Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the six months ended June 30, 1997;
(xvi) the unaudited Combined Statement of Revenues and Certain Expenses of the Thirty-Five Acquisition Properties for the six months ended June 30, 1997;
(xvii) the unaudited Statement of Revenues and Certain Expenses of First

Alexandria Associates, a Limited Partnership for the nine months ended September 30, 1997; (xviii) the unaudited Statement of Revenues and Certain Expenses of Country Lakes Associates Two, a Limited Partnership for the nine months ended September 30, 1997; (xix) the unaudited Statement of Revenues and Certain Expenses of Point West Limited Partnership, A Limited Partnership for the nine months ended September 30, 1997; (xx) the unaudited Statement of Revenues and Certain Expenses for The Oak Park Partnership for the nine months ended September 30, 1997; (xxi) the audited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities I for the year ended December 31, 1997, (xxii) the audited Combined Historical Summary or Gross Income and Direct Operating Expenses of the Cirque Apartment Communities for the year ended December 31, 1997; (xxiii) the audited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II for the year ended December 31, 1997;
(xxiv) the audited Historical Summary of Gross Income and Direct Operating Expenses of the Calhoun Beach Club Apartments for the year ended December 31, 1997; (xxv) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities I for the nine months ended September 30, 1998; (xxvi) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Cirque Apartment Communities for the three months ended March 31, 1998; (xxvii) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II for the nine months ended September 30, 1998; and (xxviii) the unaudited Historical Summary of Gross Income and Direct Operating Expenses of Calhoun Beach Club Apartments for the nine months ended September 30, 1998. The following Pro Forma Financial Information should be read in conjunction with such financial statements and the notes thereto incorporated by reference herein.

The unaudited Pro Forma Financial Information has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP, the NHP Real Estate Companies, Ambassador, IFG, IPT, the 1997 Acquisitions, the 1998 Acquisitions, and the Probable Purchases are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information may differ from the amounts ultimately determined.

The following unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                            APARTMENT INVESTMENT AND
                               MANAGEMENT COMPANY

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                        IN THOUSANDS, EXCEPT SHARE DATA

                                                         COMPLETED
                                                        TRANSACTIONS                       IFG           AIMCO BEFORE
                                                        AND PROBABLE        IFG           MERGER              IFG
                                      HISTORICAL(A)     PURCHASES(B)   HISTORICAL(C)   ADJUSTMENTS(D)   REORGANIZATION(E)
                                      -------------   ---------------  -------------   --------------   -----------------
Real estate.........................   $2,355,122        $ 202,332      $  44,488     $    15,363(G)      $2,617,305
Property held for sale..............       42,212               --             --              --             42,212
Investments in securities...........           --               --             --         443,513(G)
                                                                                         (443,513)(H)             --
Investments in and notes receivable
  from unconsolidated
  subsidiaries......................      127,082               --             --              --            127,082
Investments in and notes receivable
  from unconsolidated real estate
  partnerships......................      246,847               --        232,892         394,321 (G)        874,060
Mortgage notes receivable...........           --               --         20,916              --             20,916
Cash and cash equivalents...........       43,681               --         73,064              --            116,745
Restricted cash.....................       83,187               --          2,691              --             85,878
Accounts receivable.................       11,545               --         54,060         (43,082)(G)         22,523
Deferred financing costs............       21,835               --          7,020          (7,020)(G)         21,835
Goodwill............................      120,503               --         19,503         243,766 (G)        383,772
Property management contracts.......           --               --         86,419          21,916 (G)        108,335
Other assets........................       69,935               --         20,128          (3,572)(G)         86,491
                                       ----------        ---------       --------       ---------         ----------
        Total Assets................   $3,121,949        $ 202,332       $561,181       $ 621,692         $4,507,154
                                       ==========        =========       ========       =========         ==========
Secured notes payable...............   $  774,676        $ 122,568       $ 29,002       $      --         $  926,246
Secured tax-exempt bond financing...      399,925                              --                            399,925
Secured short-term financing........       50,000          (43,527)       332,691              --            339,164
Unsecured short-term financing......       50,800          (28,380)            --              --             22,420

Accounts payable, accrued and other
  liabilities.......................      131,799               --         33,241          50,000 (G)
                                                                                           55,279 (G)
                                                                                            4,935 (G)
                                                                                           38,791 (G)        314,045
Deferred tax liability..............           --               --         18,802          17,850 (G)         36,652
Security deposits and prepaid
  rents.............................       13,171               --          3,533          (3,533)            13,171
                                       ----------        ---------       --------       ---------         ----------
                                        1,420,371           50,661        417,269         163,322          2,051,623
Minority interest in other
  partnerships......................       42,086            6,495        108,485        (108,485)(G)         48,581
Minority interest in Operating
  Partnership.......................      137,965           45,176             --              --            183,141

Company-obligated mandatorily
  redeemable convertible securities
  of a subsidiary trust.............           --               --        144,282           5,218            149,500
Class A common stock, $.01 par
  value.............................          481               --            320            (320)(G)
                                                                                              133 (H)            614
Class B common stock, $.01 par
  value.............................            2               --             --              --                  2
Class B Cumulative Convertible
  Preferred Stock, $.01 par value...       75,000               --             --              --             75,000
Class C Cumulative Preferred Stock
  $.01 par value....................       60,000               --             --              --             60,000
Class D Cumulative Preferred Stock
  $.01 par value....................      105,000               --             --              --            105,000
Class G Cumulative Preferred Stock
  $.01 par value....................      101,250               --             --              --            101,250
Class H Cumulative Preferred Stock
  $.01 par value....................       50,000               --             --              --             50,000
Class J Cumulative Convertible
  Preferred Stock $.01 par value....           --          100,000             --              --            100,000
Additional paid in capital..........    1,236,962               --        (86,959)         86,959 (G)
                                                                                          443,380 (H)
                                                                                            9,269 (G)      1,689,611
Notes receivable on common stock
  purchases.........................      (43,647)              --             --              --            (43,647)
Distributions in excess of
  earnings..........................      (63,521)              --        (22,216)         22,216 (G)        (63,521)
                                       ----------        ---------       --------       ---------         ----------
                                        1,521,527          100,000       (108,855)        561,637          2,074,309
                                       ----------        ---------       --------       ---------         ----------
        Total Liabilities and
          Equity....................   $3,121,949        $ 202,332       $561,181       $ 621,692         $4,507,154
                                       ==========        =========       ========       =========         ==========

                                           IFG
                                      REORGANIZATION      PRO
                                      ADJUSTMENTS(F)     FORMA
                                      --------------   ----------
Real estate.........................    $      --      $2,617,305
Property held for sale..............           --          42,212
Investments in securities...........
                                               --              --
Investments in and notes receivable
  from unconsolidated
  subsidiaries......................       73,697(I)      200,779(K)
Investments in and notes receivable
  from unconsolidated real estate
  partnerships......................           --         874,060
Mortgage notes receivable...........                       20,916
Cash and cash equivalents...........      (17,897)(J)      98,848
Restricted cash.....................       (1,352)(J)      84,526
Accounts receivable.................       (6,631)(J)      15,892
Deferred financing costs............           --          21,835
Goodwill............................           --         383,772
Property management contracts.......      (73,696)(I)      34,639
Other assets........................      (14,167)(J)      72,324
                                        ---------      ----------
        Total Assets................    $ (40,046)     $4,467,108
                                        =========      ==========
Secured notes payable...............    $      --      $  926,246
Secured tax-exempt bond financing...           --         399,925
Secured short-term financing........
                                                          339,164
Unsecured short-term financing......           --          22,420
Accounts payable, accrued and other
  liabilities.......................       (3,394)(J)     310,651
Deferred tax liability..............      (36,652)(I)          --
Security deposits and prepaid
  rents.............................           --          13,171
                                        ---------      ----------
                                          (40,046)      2,011,577
Minority interest in other
  partnerships......................           --          48,581
Minority interest in Operating
  Partnership.......................           --         183,141
Company-obligated mandatorily
  redeemable convertible securities
  of a subsidiary trust.............           --         149,500
Class A common stock, $.01 par
  value.............................
                                               --             614
Class B common stock, $.01 par
  value.............................           --               2
Class B Cumulative Convertible
  Preferred Stock, $.01 par value...           --          75,000
Class C Cumulative Preferred Stock
  $.01 par value....................           --          60,000
Class D Cumulative Preferred Stock
  $.01 par value....................           --         105,000
Class G Cumulative Preferred Stock
  $.01 par value....................           --         101,250
Class H Cumulative Preferred Stock
  $.01 par value....................           --          50,000
Class J Cumulative Convertible
  Preferred Stock $.01 par value....           --         100,000
Additional paid in capital..........           --       1,689,611
Notes receivable on common stock
  purchases.........................           --         (43,647)
Distributions in excess of
  earnings..........................           --         (63,521)
                                        ---------      ----------
                                               --       2,074,309
                                        ---------      ----------
        Total Liabilities and
          Equity....................    $ (40,046)     $4,467,108
                                        =========      ==========

-------------------------

(A) Represents the unaudited historical consolidated financial position of AIMCO as of September 30, 1998, as reported in AIMCO's Quarterly Report on Form 10-Q.

(B) Represents adjustments to reflect the purchase of nine properties for an aggregate purchase price of $62.5 million; the Class J Preferred Stock Offering and the Probable Purchases.

(C) Represents the unaudited historical consolidated financial position of IFG as of September 30, 1998.

(D)  Represents the following adjustments occurring as a result of the IFG
     Merger: (i) the issuance of 8,423,751 shares of AIMCO Common Stock, based on consideration to holders of IFG common stock outstanding as of the date of the IFG Merger; (ii) the issuance of 4,826,745 shares of AIMCO Class A Common Stock to holders of IPT common stock (other than AIMCO); (iii) the payment of a special dividend of $50,000; (iv) the assumption of $149,500 of the convertible debentures of IFG; and (v) the allocation of the combined purchase price of IFG and IPT based on the preliminary estimates of relative fair market value of the assets and liabilities of IFG and IPT.

(E) Represents the effects of AIMCO's acquisition of IFG immediately after the IFG Merger. These amounts do not give effect to the IFG Reorganization, which includes the transfers of certain assets and liabilities of IFG to the combined Unconsolidated Subsidiaries. The IFG Reorganization occurred immediately after the IFG Merger so that AIMCO could maintain its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the IFG Merger and related transactions.

(F) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, AIMCO contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party property management operations. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of IFG. AIMCO received non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(G) In connection with the IFG Merger and the IPT Merger, AIMCO became obligated to issue a total of 13,250,496 shares of AIMCO Common Stock

     The total purchase price of IFG and IPT is $1,182,873, as follows:

   Issuance of 8,423,751 shares of AIMCO Common Stock in the
     IFG Merger, at $34.658 per share..........................  $  291,949
   Issuance of 4,826,745 shares of AIMCO Common Stock in the
     IPT Merger, at $31.50 per share...........................     151,564
   Assumption of Convertible Debentures........................     149,500
   Assumption of liabilities as indicated in the
     Merger Agreement..........................................     452,527
   Transaction costs...........................................      55,279
   Generation of deferred tax liability........................      17,850
   Special dividend............................................      50,000
   Purchase of IFG Common Stock prior to merger................       4,935
   Consideration for options...................................       9,269
                                                                 ----------
             Total.............................................  $1,182,873
                                                                 ==========

     The purchase price was allocated to the various assets of IFG acquired in the IFG Merger, as follows:

    Purchase price.............................................. $1,182,873
   Historical basis of IFG's assets acquired ...................   (561,181)
                                                                 ----------
   Step-up to record the fair value of IFG's assets acquired...  $  621,692
                                                                 ==========

    This step-up was applied to IFG's assets as follows:

   Real estate.................................................  $ 15,363
   Investment in real estate partnerships......................   394,321
   Decrease in accounts receivable.............................   (43,082)
   Decrease in deferred loan costs.............................    (7,020)
   Management contracts........................................    21,916
   Increase in goodwill........................................   243,766
   Reduction in value of other assets..........................    (3,572)
                                                                 --------
             Total.............................................  $621,692
                                                                 ========

     The fair value of IFG's assets, primarily the real estate and management contracts, was calculated based on estimated future cash flows of the underlying assets.

     As of September 30, 1998, IFG's stockholder's equity was $34,950, which is detailed as follows:

   Common stock................................................ $     320
   Additional paid-in capital..................................   (86,959)
   Distributions in excess of earnings.........................   (22,216)
                                                                ---------
             Total............................................. $(108,855)
                                                                =========

     Upon completion of the IFG Merger, the entire amount of the stockholder's equity was eliminated.

     In addition, the minority interest in other partnerships of IFG of $66,241 will be eliminated upon the IPT Merger.

(H) Represents the issuance of a total of 13,250,496 shares of AIMCO Common Stock to IFG and IPT stockholders, in exchange for all the shares of IFG and IPT common stock.

     In accordance with the IFG Merger Agreement, AIMCO became obligated to issue 8,423,751 shares of Class E Preferred Stock, approximately equal to $292 million. Each share of Class E Preferred Stock will automatically convert to one share of AIMCO Common Stock upon the payment of the special dividend thereon. As such, for the purpose of preparing the pro forma financial statements, AIMCO's management believes that the Class E Preferred Stock is substantially the same as AIMCO Common Stock, and that the fair value of the Class E Preferred Stock approximates the fair value of the AIMCO Common Stock. Upon the payment of the special dividend on the Class E Preferred Stock and the conversion of the Class E Preferred Stock to AIMCO Common Stock, the former IFG stockholders will own approximately 15.0% of the AIMCO Common Stock and the IPT stockholders will own approximately 7.3% of AIMCO Common Stock. The special dividend on the Class E Preferred Stock is intended to represent a distribution in an amount at least equal to the earnings and profits of IFG at the time of the IFG Merger, to which AIMCO succeeds.

(I) Represents the increase in AIMCO's investment in Unconsolidated Subsidiaries to reflect the contribution or sale of property management contracts, including the related deferred tax liability, in exchange for preferred stock and a note payable from the Unconsolidated Subsidiaries. These assets and liabilities are valued at AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(J) Represents certain assets and liabilities of IFG, primarily related to the management operations of IFG, contributed or sold by AIMCO to the Unconsolidated Subsidiaries,

(K) Represents notes receivable from the Unconsolidated Subsidiaries of $95,000, advances to the Unconsolidated Subsidiaries of $42,792, and equity in the Unconsolidated Subsidiaries of $62,987. The combined pro forma balance sheet of the Unconsolidated Subsidiaries as of September 30, 1998 is presented below, which reflects the effects of the IFG Merger, the IPT Merger, and the IFG Reorganization as if such transactions had occurred as of September 30, 1998.

                          UNCONSOLIDATED SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                IFG
                                            HISTORICAL   REORGANIZATION(i)    PRO FORMA
                                            ----------   -----------------    ----------
ASSETS
Real estate...............................   $ 22,376        $     --          $ 22,376
Cash and cash equivalents.................     16,919          17,897(ii)        34,816
Restricted cash...........................      5,507           1,352(ii)         6,859
Management contracts......................     47,846          73,696(iii)      121,542
Accounts receivable.......................     13,109           6,631(ii)        19,740
Deferred financing costs..................      3,117              --             3,117
Goodwill..................................     43,544              --            43,544
Other assets..............................     51,498          14,167(ii)        65,665
                                             --------        --------          --------
                                             $203,916        $113,743          $317,659
                                             ========        ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Secured notes payable.....................   $114,302        $ 45,000(iii)     $159,302
Accounts payable, accrued and other
  liabilities.............................     56,773           3,394(ii)        60,167
Security deposits and deferred income.....        334              --(ii)           334
Deferred tax liability....................         --          36,652(iii)       36,652
                                             --------        --------          --------
                                              171,409          85,046           256,455
Common stock..............................      2,061           1,510(iv)         3,571
Preferred stock...........................     34,290          28,697(iii)       62,987
Retained earnings.........................     (3,844)             --            (3,844)
Notes receivable on common stock
  purchases...............................         --          (1,510)(iv)       (1,510)
                                             --------        --------          --------
                                               32,507          28,697            61,204
                                             --------        --------          --------
                                             $203,916        $113,743          $317,659
                                             ========        ========          ========

-------------------------

(i) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, AIMCO contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of IFG. AIMCO received non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(ii) Represents certain assets and liabilities of IFG, primarily related to the management operations of IFG, contributed or sold by AIMCO to the Unconsolidated Subsidiaries, valued at AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(iii)Represents the transfer or sale of management contracts, the establishment of an intercompany note,and the establishment of the related estimated net deferred Federal and state tax liabilities at a combined rate of 40% for the estimated difference between the book and tax basis of the net assets of the Unconsolidated Subsidiaries. The primary component of the deferred tax liability is the difference between the new basis of the property management contracts, as a result of the allocation of the purchase price of IFG, and the historical tax basis.

(iv) Represents the issuance of common stock to the common stockholders of the Unconsolidated Subsidiaries in exchange for notes receivable, in order for the common stockholders to maintain their respective ownership interest in the Unconsolidated Subsidiaries.

                            APARTMENT INVESTMENT AND
                               MANAGEMENT COMPANY

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         COMPLETED                                             AMBASSADOR
                                                      TRANSACTIONS AND            NHP          AMBASSADOR    PURCHASE PRICE
                                     HISTORICAL(A)  PROBABLE PURCHASES(B)    TRANSACTIONS(C)  HISTORICAL(D)  ADJUSTMENTS(E)
                                     -------------  ----------------------  ---------------  -------------   --------------
Rental and other property
 revenues...........................   $193,006         $118,471 (I)
                                                          12,878 (J)         $ 6,660         $ 93,329         $    --
Property operating expenses.........    (76,168)         (58,595)(I)
                                                          (5,731)(J)          (2,941)         (36,088)             --
Owned property management expense...     (6,620)          (4,256)(I)
                                                            (673)(J)            (282)              --              --
Depreciation........................    (37,741)         (23,925)(I)
                                                          (4,892)(J)          (1,414)         (18,979)         (5,997)(O)
                                       --------         --------             -------         --------         -------

Income from property operations.....     72,477           33,277               2,023           38,262          (5,997)
                                       --------         --------             -------         --------         -------
Management fees and other income....     13,937               --               7,813               --              --
Management and other expenses.......     (9,910)              --              (5,394)              --              --
Corporate overhead allocation.......       (588)              --                  --               --              --
Amortization........................     (1,401)              --              (5,800)              --              --
                                       --------         --------             -------         --------         -------
Income from service company
 business...........................      2,038               --              (3,381)              --              --
Minority interest in service company
 business...........................        (10)              --                  --               --              --
                                       --------         --------             -------         --------         -------
AIMCO's share of income from service
 company business...................      2,028               --              (3,381)              --              --
                                       --------         --------             -------         --------         -------
General and administrative
 expenses...........................     (5,396)              --              (1,025)          (7,392)          7,392(P)
Interest expense....................    (51,385)          (2,842)(K)          (5,462)         (26,987)           (221)(Q)
                                                          (3,569)(L)
Interest income.....................      8,676               --               1,900               --              --
Minority interest in other
 partnerships.......................      1,008              960 (M)              16             (851)            705(R)
Equity in losses of unconsolidated
 partnerships.......................     (1,798)            (122)(N)          (8,542)             405              --
Equity in earnings of unconsolidated
 subsidiaries.......................      4,636               --               5,790               --              --
                                       --------         --------             -------         --------         -------
Income (loss) from operations.......     30,246           27,704              (8,681)           3,437           1,879
Income tax provision................         --               --                  --               --              --
Gain on dispositions of property....      2,720           (2,720)                 --               --              --
                                       --------         --------             -------         --------         -------
Income (loss) before extraordinary
 item and minority interest in AIMCO
 Operating Partnership..............     32,966           24,984              (8,681)           3,437           1,879
Extraordinary item -- early
 extinguishment of debt.............       (269)             269                  --               --              --
                                       --------         --------             -------         --------         -------
Income before minority interest in
 AIMCO Operating Partnership........     32,697           25,253              (8,681)           3,437           1,879
Minority interest in AIMCO Operating
 Partnership........................     (4,064)             955 (BB)          1,821(BB)         (386)(BB)       (201)(BB)
                                       --------         --------             -------         --------         -------
Net income..........................     28,633           26,208              (6,860)           3,051           1,678
Income attributable to preferred
 stockholders.......................      2,315           38,859                  --               --              --
                                       --------         --------             -------         --------         -------
Income attributable to common
 stockholders.......................   $ 26,318         $(12,651)            $(6,860)        $  3,051         $ 1,678
                                       ========         ========             =======         ========         =======
Basic earnings per share............   $   1.09
                                       ========
Diluted earnings per share..........   $   1.08
                                       ========
Weighted average shares
 outstanding........................     24,055
                                       ========
Weighted average shares and
 equivalents outstanding............     24,436
                                       ========

                                                         IFG              IFG
                                        IFG AS          MERGER       REORGANIZATION
                                      ADJUSTED(F)   ADJUSTMENTS(G)   ADJUSTMENTS(H)   PRO FORMA
                                      -----------   --------------   --------------   ----------
Rental and other property
 revenues...........................   $  6,912        $     --         $     --      $ 431,256
Property operating expenses.........     (3,307)             --               --       (182,830)
Owned property management expense...         --              --          (10,002)       (11,831)
Depreciation........................       (966)         (1,937)(S)           --        (95,851)
                                       --------        --------         --------      ---------
Income from property operations.....      2,639          (1,937)              --        140,744
                                       --------        --------         --------      ---------
Management fees and other income....     94,330              --          (74,404)(X)     41,676
Management and other expenses.......    (57,615)             --           49,236(X)     (23,683)
Corporate overhead allocation.......         --              --               --           (588)
Amortization........................    (16,768)        (36,563)(T)       28,355(Y)     (32,177)
                                       --------        --------         --------      ---------
Income from service company
 business...........................     19,947         (36,563)           3,187        (14,772)
Minority interest in service company
 business...........................         --              --               --            (10)
                                       --------        --------         --------      ---------
AIMCO's share of income from service
 company business...................     19,947         (36,563)           3,187        (14,782)
                                       --------        --------         --------      ---------
General and administrative
 expenses...........................    (21,199)             --            6,392(X)     (21,228)
Interest expense....................     (9,035)             --               --        (99,501)
Interest income.....................     10,967              --              191(Z)      21,734(CC)
Minority interest in other
 partnerships.......................    (12,871)          1,552 (U)           --         (9,481)
Equity in losses of unconsolidated
 partnerships.......................     12,515         (24,281)(V)           --        (21,823)
Equity in earnings of unconsolidated
 subsidiaries.......................         --              --           (4,181)(AA)     6,245(EE)
                                       --------        --------         --------      ---------
Income (loss) from operations.......      2,963         (61,229)           5,589          1,908
Income tax provision................      1,701          (1,701)(W)           --             --
Gain on dispositions of property....         80             (80)              --             --
                                       --------        --------         --------      ---------
Income (loss) before extraordinary
 item and minority interest in AIMCO
 Operating Partnership..............      4,744         (63,010)           5,589          1,908
Extraordinary item -- early
 extinguishment of debt.............         --              --               --             --
                                       --------        --------         --------      ---------
Income before minority interest in
 AIMCO Operating Partnership........      4,744         (63,010)           5,589          1,908
Minority interest in AIMCO Operating
 Partnership........................         --           6,287(BB)           --          4,412(BB)
                                       --------        --------         --------      ---------
Net income..........................      4,744         (56,723)           5,589          6,320
Income attributable to preferred
 stockholders.......................         --              --               --         41,174(DD)
                                       --------        --------         --------      ---------
Income attributable to common
 stockholders.......................   $  4,744        $(56,723)        $  5,589      $ (34,854)(CC)
                                       ========        ========         ========      =========
Basic earnings per share............                                                  $   (0.58)(CC)
                                                                                      =========
Diluted earnings per share..........                                                  $   (0.58)(CC)
                                                                                      =========
Weighted average shares
 outstanding........................                                                     59,936
                                                                                      =========
Weighted average shares and
 equivalents outstanding............                                                     60,780
                                                                                      =========

-------------------------

(A) Represents AIMCO's audited consolidated results of operations for the year ended December 31, 1997.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings; (iii) the 1997 Dispositions; (iv) the 1998 Stock Offerings;
       (v) the 1998 Acquisitions; (vi) the Probable Purchases; and (vii) the 1998 Dispositions.

(C) Represents adjustments to reflect the purchase of the NHP Real Estate Companies, the NHP Merger, and the NHP Reorganization, as if the transactions had taken place on January 1, 1997. These adjustments are detailed, as follows:

                                NHP
                            REAL ESTATE         NHP               NHP                 NHP               NHP
                            PURCHASE(i)    HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)   TRANSACTIONS
                            -----------    --------------   ----------------   ------------------   ------------
   Rental and other
    property revenues.....    $ 6,660(v)      $ 16,842          $    --             $(16,842)(xvii)   $ 6,660
   Property operating
    expenses..............     (2,941)(v)       (8,411)              --                8,411 (xvii)    (2,941)
   Owned property
    management expense....       (282)(v)         (862)              --                  862 (xvii)      (282)
   Depreciation...........     (1,414)(vi)      (2,527)            (693)(xi)           3,220 (xvii)    (1,414)
                              -------         --------          -------             --------          -------
   Income from property
    operations............      2,023            5,042             (693)              (4,349)           2,023
                              -------         --------          -------             --------          -------
   Management fees and
    other income..........      1,405(vii)      72,176               --              (65,768)(xviii)     7,813
   Management and other
    expenses..............     (2,263)(viii)   (35,267)              --               32,136 (xviii)   (5,394)
   Amortization...........         --           (9,111)          (4,432)(xii)          7,743 (xix)     (5,800)
                              -------         --------          -------             --------          -------
   Income from service
    company business......       (858)          27,798           (4,432)             (25,889)          (3,381)
                              -------         --------          -------             --------          -------
   General and
    administrative
    expenses..............         --          (16,266)           8,668 (xiii)         6,573 (xviii)   (1,025)
   Interest expense.......     (5,082)(ix)     (10,685)              --               10,305(xx)       (5,462)
   Interest income........        540(v)         1,963               --                 (603)(xxi)      1,900
   Minority interest in
    other partnerships....         16(v)            --               --                   --               16
   Equity in losses of
    unconsolidated
    partnerships..........     (3,905)(x)           --           (4,631)(xiv)             (6)          (8,542)
   Equity in earnings of
    unconsolidated
    subsidiaries..........         --               --           (4,636)(xv)          10,426 (xxii)     5,790
                              -------         --------          -------             --------          -------
   Income (loss) from
    operations............     (7,266)           7,852           (5,724)              (3,543)          (8,681)
   Income tax provision...         --           (3,502)           3,502 (xvi)             --               --
                              -------         --------          -------             --------          -------
   Income (loss) before
    minority interest in
    Operating
    Partnership...........     (7,266)           4,350           (2,222)              (3,543)          (8,681)
   Minority interest in
    Operating
    Partnership...........      1,437               --               --                  384            1,821
                              -------         --------          -------             --------          -------
   Net income (loss)......     (5,829)           4,350           (2,222)              (3,159)          (6,860)
                              =======         ========          =======             ========          =======

-------------------------

       (i) Represents the adjustment to record activity from January 1, 1997 to the date of acquisition, as if the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by AIMCO as a result of the NHP Real Estate Reorganization. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by AIMCO to consummate the NHP Real Estate Acquisition.

       (ii) Represents the unaudited consolidated results of operations of NHP for the period from January 1, 1997 through December 8, 1997 (date of the NHP Merger).

       (iii) Represents the following adjustments occurring as a result of the NHP Merger: (i) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (ii) the incremental depreciation of the purchase price adjustment related to real estate; (iii) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; (iv) the reversal of equity in earnings of NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP; and (v) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to real estate and an estimated average life of 20 years.

       (iv) Represents adjustments related to the NHP Reorganization, whereby AIMCO contributed or sold to the Unconsolidated Subsidiaries and the Unconsolidated Partnership: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP and (ii) 12 real estate properties containing 2,905 apartment units. The adjustments represent (i) the related revenues and expenses primarily related to the management operations and other businesses owned by NHP and (ii) the historical results of operations of such real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

       (v) Represents adjustments to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997.

       (vi) Represents incremental depreciation related to the consolidated real estate assets purchased from the NHP Real Estate Companies. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

       (vii) Represents the adjustment to record the revenues from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997.

       (viii) Represents $4,878 related to the adjustment to record the expenses from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997, less $2,615 related to a reduction in personnel costs pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.

       (ix) Represents adjustments in the amount of $3,391 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as the increase in interest expense in the amount of $1,691 related to borrowings on AIMCO's credit facilities of $55,807 to finance the NHP Real Estate Acquisition.

       (x) Represents adjustments in the amount of $2,432 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as amortization of $1,473 related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of the NHP Real Estate Companies, based on an estimated average life of 20 years.

       (xi) Represents incremental depreciation related to the real estate assets purchased from NHP. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

       (xii) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on AIMCO's new basis as adjusted by the allocation of the combined purchase price of NHP including amortization of management contracts of $3,782, depreciation of furniture, fixtures and equipment of $2,018 and amortization of goodwill of $7,743, less NHP's historical depreciation and amortization of $9,111. Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be approximately 15 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 3 years. Goodwill is amortized using the straight-line method over 20 years.

       (xiii) Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by AIMCO senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the NHP Merger had occurred on

               January 1, 1997 and that the restructuring plan was completed on January 1, 1997.

       (xiv) Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 20 years.

       (xv) Represents the reversal of equity in earnings in NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP, as a result of AIMCO's acquisition of 100% of the NHP Common Stock.

       (xvi) Represents the reversal of NHP's income tax provision due to the restructuring of the management business to the Unconsolidated Subsidiaries.

       (xvii) Represents the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.

       (xviii) Represents the historical income and expenses associated with certain assets and liabilities of NHP that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

       (xix) Represents the amortization and depreciation of certain management contracts and other assets of NHP, based on AIMCO's new basis resulting from the allocation of the purchase price of NHP, that will be contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

       (xx) Represents interest expense of $6,020 related to the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership and interest expense of $4,285 related to the certain assets and liabilities that will be contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.

       (xxi) Represents the interest income of $5,000 earned on notes payable of $50,000 to AIMCO issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by AIMCO, net of the elimination of AIMCO's share of the related interest expense of $4,750 reflected in the equity in earnings of the Unconsolidated Subsidiaries operating results, offset by $853 in interest income primarily related to the management operations and other businesses owned by NHP contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.

       (xxii) Represents AIMCO's equity in earnings of the Unconsolidated Subsidiaries.

(D) Represents the audited historical statement of operations of Ambassador for the year ended December 31, 1997. Certain reclassifications have been made to Ambassador's historical statement of operations to conform to AIMCO's Statement of Operations presentation. The Ambassador historical statement of operations excludes extraordinary loss of $1,384 and a loss on sale of an interest rate cap of $509.

(E) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.

(F) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of Holdings as if these transactions had occurred on January 1, 1997. These adjustments are detailed, as follows:

                                        IFG           AMIT        HOLDINGS          IFG
                                   HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                   -------------   ----------   -------------   -----------
   Rental and other property
     revenues....................    $   6,646      $   266       $      --      $  6,912
   Property operating expenses...       (3,251)         (56)             --        (3,307)
   Depreciation..................         (966)          --              --          (966)
                                     ---------      -------       ---------      --------
   Income from property
     operations..................        2,429          210              --         2,639
                                     ---------      -------       ---------      --------
   Management fees and other
     income......................      389,626           --        (295,296)       94,330
   Management and other
     expenses....................     (315,653)          --         258,038       (57,615)
   Amortization..................      (31,709)        (303)         15,244       (16,768)
                                     ---------      -------       ---------      --------
   Income from service company
     business....................       42,264         (303)        (22,014)       19,947
                                     ---------      -------       ---------      --------
   General and administrative
     expenses....................      (20,435)      (1,351)            587       (21,199)
   Interest expense..............       (9,353)          --             318        (9,035)
   Interest income...............        4,571        6,853            (457)       10,967
   Minority interest in other
     partnerships................      (12,448)        (382)            (41)      (12,871)
   Equity in income (losses) of
     unconsolidated
     partnership.................       10,027        2,639            (151)       12,515
                                     ---------      -------       ---------      --------
   Income (loss) from
     operations..................       17,055        7,666         (21,758)        2,963
   Income tax provision..........       (6,822)        (180)          8,703         1,701
   Gain on sale of property......           --           80              --            80
                                     ---------      -------       ---------      --------
   Net income (loss).............       10,233        7,566         (13,055)        4,744
                                     =========      =======       =========      ========

-------------------------

       (i) Represents the audited consolidated results of operations of IFG for the year ended December 31, 1997, as reported in IFG's Annual Report on Form 10-K. Certain reclassifications have been made to IFG's historical statement of operations to conform to AIMCO's statement of operations presentation.

       (ii) Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT Merger closed prior to the IFG Merger.

       (iii) Represents the distribution of two shares of Holdings common stock for each three shares of IFG common stock to holders of IFG common stock.

(G) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger: (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.

(H) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, AIMCO contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(I) Represents adjustments to reflect the 1997 Property Acquisitions and the 1998 Acquisitions, less the 1997 Dispositions and the 1998 Dispositions as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

       These adjustments are as follows:

                              1997 PROPERTY       1997           1998          1998
                              ACQUISITIONS    DISPOSITIONS   ACQUISITIONS   DISPOSITIONS   TOTAL
                              -------------   ------------   ------------   ------------  --------
   Rental and other property
     revenues...............    $ 88,589        $(4,081)      $ 37,266        $(3,303)    $118,471
   Property operating
     expense................     (44,109)         1,944        (17,784)         1,354      (58,595)
   Owned property management
     expense................      (3,233)           133         (1,278)           122       (4,256)
   Depreciation.............     (16,839)           452         (8,226)           688      (23,925)

(J) Represents adjustments to reflect the Probable Purchases as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

(K)    Represents adjustments to interest expense for the following:

   Borrowings on AIMCO's credit facilities and other loans and mortgages assumed in connection with the 1997 Property
     Acquisitions..............................................   $(29,490)
   Repayments on AIMCO's credit facilities and other
     indebtedness with proceeds from the 1997 Dispositions and
     the 1997 Stock Offerings..................................     19,568
   Repayments on AIMCO's credit facilities with proceeds from a dividend received from one of the Unconsolidated
     Subsidiaries..............................................      1,889
   Borrowings on AIMCO's credit facilities and other loans and mortgages assumed in connection with the 1998
     Acquisitions..............................................    (14,922)
   Repayments on AIMCO's credit facilities and other
     indebtedness with proceeds from the 1998 Dispositions and
     the 1998 Stock Offerings..................................     20,113
                                                                  --------
                                                                  $ (2,842)
                                                                  ========

(L) Represents adjustments to interest expense related to the assumption of mortgage debt in connection with the Probable Purchases.


(M) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1997 Property Acquisitions and the 1998 Property Acquisitions.

(N) Represents the reduction in AIMCO's earnings in unconsolidated partnerships as a result of the consolidation of additional partnerships resulting from additional ownership acquired through tender offers.

(O) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(P) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:

   Duplication of public company expenses......................   $  724
   Reduction in salaries and benefits..........................    4,197
   Merger related costs........................................      524
   Other.......................................................    1,947
                                                                  ------
                                                                  $7,392
                                                                  ======

       The reduction in salaries and benefits is pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the Ambassador Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.

(Q) Represents the decrease in interest expense of $3,612 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $3,833 related to borrowings under AIMCO's credit facilities.

(R) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(S) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the IFG Merger and IPT Merger, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG and IPT. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(T) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of IFG, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG, including amortization of property management contracts of $36,112, amortization of goodwill of $13,163, and depreciation of furniture, fixtures, and equipment of $3,753, less IFG's historical depreciation and amortization of $16,465. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years.

(U) Represents elimination of minority interest of IPT resulting from the IPT merger.

(V) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of IFG and IPT, based on an estimated average life of 20 years, and based on AIMCO's new basis resulting from the allocation of the purchase price of IFG and IPT.

(W)    Represents the reversal of IFG's income tax provision.

(X) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.

(Y) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(Z) Represents interest income of $3,825 earned on notes payable of $45,000 to AIMCO issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by AIMCO, net of the elimination of AIMCO's share of the related interest expense of $3,634 reflected on the equity in earnings of the Unconsolidated Subsidiaries.

(AA)   Represents AIMCO's equity in earnings of the Unconsolidated Subsidiaries.

(BB) Represents adjustments to Minority Interest in AIMCO Operating Partnership assuming the Completed Transactions, the NHP Transactions, the Ambassador Merger, the IFG Merger and the IPT Merger had occurred as of January 1, 1997. On a pro forma basis, without giving effect to the NHP Transactions, the Ambassador Merger, the IFG Merger and the IPT Merger as of December 31, 1997, the minority interest percentage is approximately 18.5%. On a pro forma basis, without giving effect to the Ambassador Merger, the IFG Merger, and the IPT Merger as of December 31, 1997, the minority interest percentage is approximately 15.9%. On a pro forma basis, without giving effect to the IFG Merger and the IPT Merger, as of December 31, 1997, the minority interest percentage is approximately 14.0%. On a pro forma basis, giving effect to the Completed Transactions, the NHP Transactions, the Ambassador Merger, the IFG Merger and the IPT Merger, as of December 31, 1997, the minority interest percentage is approximately 11.3%.

(CC) The following table presents the net impact to pro forma net loss applicable to holders of shares of AIMCO Common Stock and net loss per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:

   Increase in interest expense................................  $    938
                                                                 ========
   Income before minority interest in AIMCO Operating
     Partnership...............................................  $    970
   Minority interest in AIMCO Operating Partnership............     4,517
                                                                 --------
   Net income..................................................  $  5,487
                                                                 ========
   Net loss attributable to common stockholders................  $(35,687)
                                                                 ========
   Basic loss per share........................................  $  (0.60)
                                                                 ========
   Diluted loss per share......................................  $  (0.60)
                                                                 ========

(DD) Represents the net income attributable to holders of the AIMCO Class B Preferred Stock, the AIMCO Class C Preferred Stock, the AIMCO Class D Preferred Stock, the AIMCO Class G Preferred Stock, the AIMCO Class H Preferred Stock and the AIMCO Class J Preferred Stock as if these stock offerings had occurred as of January 1, 1997.

(EE) Represents AIMCO's equity in earnings in the Unconsolidated Subsidiaries of $(2,139), plus the elimination of intercompany interest expense of $8,384. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997 is presented below, which represents the effects of the Ambassador Merger, the NHP Merger, the NHP Reorganization, the IFG Merger, and the IFG Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                           REORGANIZATION            IFG
                           HISTORICAL(i)   ADJUSTMENTS(ii)   REORGANIZATION(iii)   PRO FORMA
                           -------------   ---------------   -------------------   ----------
Rental and other property
  revenues...............    $  6,194         $  6,371(iv)        $     --          $ 12,565
Property operating
  expenses...............      (3,355)          (3,531)(iv)             --            (6,886)
Owned property management
  expense................        (147)            (478)(iv)             --              (625)
Depreciation expense.....      (1,038)            (767)(iv)             --            (1,805)
                             --------         --------            --------          --------
Income from property
  operations.............       1,654            1,595                  --             3,249
                             --------         --------            --------          --------
Management fees and other
  income.................      23,776           41,992(v)           74,404(x)        140,172
Management and other
  expenses...............     (11,733)         (20,403)(v)         (49,236)(x)       (81,372)
Amortization.............      (3,726)          (4,017)(v)         (28,355)(xi)      (36,098)
                             --------         --------            --------          --------
Income from service
  company................       8,317           17,572              (3,187)           22,702
General and
  administrative
  expense................          --           (6,573)(v)          (6,392)(x)       (12,965)
Interest expense.........      (6,058)          (5,849)(vi)         (3,825)(xii)     (15,732)
Interest income..........       1,001             (148)(v)              --               853
Minority interest in
  other partnerships.....      (2,819)           2,198 (viii)           --              (621)
Equity in losses of
  unconsolidated
  partnerships...........      (1,028)           1,028(iv)              --                --
Equity in earnings of
  Unconsolidated
  Subsidiaries...........       2,943           (2,943)(vii)            --                --
                             --------         --------            --------          --------
Income (loss) from
  operations.............       4,010            6,880             (13,404)           (2,514)
Income tax provision.....      (1,902)          (3,013)(ix)          5,177 (xiii)        262
                             --------         --------            --------          --------
Net income (loss)........    $  2,108         $  3,867            $ (8,227)         $ (2,252)
                             ========         ========            ========          ========
Income attributable to
  preferred
  stockholders...........    $  2,003         $  3,673            $ (7,815)         $ (2,139)
                             ========         ========            ========          ========
Income (loss)
  attributable to common
  stockholders...........    $    105         $    194            $   (412)         $   (113)
                             ========         ========            ========          ========

-------------------------

(i) Represents the historical results of operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997.

(ii) Represents adjustments related to the NHP Reorganization, which includes the sale or contribution of 14 properties containing 2,725 apartment units from the unconsolidated partnerships to the Unconsolidated Subsidiaries, as well as the sale or contribution of 12 properties containing 2,905 apartment units from the Unconsolidated Subsidiaries to the Unconsolidated Partnership.

(iii) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, AIMCO contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(iv) Represents adjustments for the historical results of operations of the 14 real estate properties contributed or sold to the Unconsolidated Subsidiaries, offset by the historical results of operations of the 12 real estate properties contributed or sold to the Unconsolidated Partnership, with additional depreciation recorded related to AIMCO's new basis resulting from the allocation of purchase price of NHP and the NHP Real Estate Companies.

(v) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed or sold to the Unconsolidated Subsidiaries.

(vi) Represents adjustments of $6,058 to reverse the historical interest expense of the Unconsolidated Subsidiaries, which resulted from its original purchase of NHP Common Stock, offset by $2,622 related to the contribution or sale of the 14 real estate properties, $4,285 related to assets and liabilities transferred from AIMCO to the Unconsolidated Subsidiaries and $5,000 related to a note payable to AIMCO.

(vii) Represents the reversal of the historical equity in earnings of NHP for the period in which NHP was not consolidated by the Unconsolidated Subsidiaries.

(viii) Represents the minority interest in the operations of the 14 real estate properties.

(ix) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes.

(x) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.

(xi) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(xii) Represents adjustment for interest expense related to a note payable to AIMCO.

(xiii) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               COMPLETED
                                            TRANSACTIONS                        AMBASSADOR                           IFG
                                             AND PROBABLE      AMBASSADOR     PURCHASE PRICE       IFG AS           MERGER
                            HISTORICAL(A)      PURCHASES(B)   HISTORICAL(C)   ADJUSTMENTS(D)    ADJUSTED(E)     ADJUSTMENTS(F)
                            -------------   ---------------   -------------   --------------   --------------   --------------
Rental and other property
  revenues................    $265,700         $ 18,063(H)       $35,480         $    --          $  8,126         $     --
                                                  9,938 (I)
Property operating
  expenses................    (101,600)          (8,116)(H)      (14,912)             --            (2,585)              --
                                                 (4,638)(I)
Owned property management
  expense.................      (7,746)            (670)(H)           --              --                --               --
                                                   (517)(I)

Depreciation..............     (59,792)          (3,852)(H)       (7,270)         (1,420)(M)          (904)          (1,273)(Q)
                                                 (3,659)(I)
                              --------          -------         --------         -------          --------         --------

Income from property
  operations..............      96,562            6,549           13,298          (1,420)            4,637           (1,273)
                              --------          -------         --------         -------          --------         --------
Management fees and other
  income..................      13,968               --               --              --            71,155               --
Management and other
  expenses................      (8,101)              --               --              --           (41,477)              --
Corporate overhead
  allocation..............        (196)              --               --              --                --               --
Amortization..............          (3)              --               --              --           (13,986)         (25,861)(R)
                              --------          -------         --------         -------          --------         --------
Income from service
  company business........       5,668               --               --              --            15,692          (25,861)
                              --------          -------         --------         -------          --------         --------
General and administrative
  expenses................      (7,444)              --           (5,278)          5,278(N)        (61,386)          45,823(S)
Interest expense..........     (56,756)           2,432 (J)
                                                 (3,273)(K)      (10,079)            145(O)        (24,871)              --
Interest income...........      18,244               (1)              --              --            22,501               --
Minority interest in other
  partnerships............      (1,052)             537(L)          (252)            252(P)        (14,159)           6,622 (T)
Equity in losses of
  unconsolidated
  partnerships............      (5,078)              --              (71)             --            13,492          (14,304)(U)
Equity in earnings of
  unconsolidated
  subsidiaries............       8,413               --               --              --                --               --
Amortization of
  goodwill................      (5,071)              --               --              --                --               --
                              --------          -------         --------         -------          --------         --------
Income (loss) from
  operations..............      53,486            6,245           (2,382)          4,255           (44,094)          11,007
Income tax provision......          --               --               --              --             1,180           (1,180)(V)
Gain on dispositions of
  property................       2,783           (2,783)              --              --             6,576           (6,576)
                              --------          -------         --------         -------          --------         --------
Income before minority
  interest in AIMCO
  Operating Partnership...      56,269            3,462           (2,382)          4,255           (36,338)           3,251
Minority interest in AIMCO
  Operating Partnership...      (4,425)              44 (AA)          --             270(AA)            --            3,580 (AA)
                              --------          -------         --------         -------          --------         --------
Net income (loss).........      51,844            3,506           (2,382)          4,525           (36,338)           6,831
Income attributable to
  preferred
  stockholders............      16,320           14,594               --              --                --               --
                              --------          -------         --------         -------          --------         --------
Income (loss) attributable
  to common
  stockholders............    $ 35,524         $(11,088)        $ (2,382)        $ 4,525          $(36,338)        $  6,831
                              ========          =======         ========         =======          ========         ========
Basic earnings (loss) per
  share...................    $   0.80
                              ========
Diluted earnings (loss) per
  share...................    $   0.79
                              ========
Weighted average shares
  outstanding.............      44,562
                              ========
Weighted average shares
  and equivalents
  outstanding.............      44,765
                              ========

                                 IFG
                            REORGANIZATION
                            ADJUSTMENTS(G)   PRO FORMA
                            --------------   ---------
Rental and other property
  revenues................     $     --      $ 337,307
Property operating
  expenses................           --       (131,851)
Owned property management
  expense.................           --         (8,933)
Depreciation..............           --        (78,170)
                               --------      ---------
Income from property
  operations..............           --        118,353
                               --------      ---------
Management fees and other
  income..................      (56,211)(W)     28,912
Management and other
  expenses................       35,192(W)     (14,386)
Corporate overhead
  allocation..............           --           (196)
Amortization..............       21,266(X)     (18,584)
                               --------      ---------
Income from service
  company business........          247         (4,254)
                               --------      ---------
General and administrative
  expenses................       13,800(W)      (9,207)
Interest expense..........           --        (92,402)(BB)
Interest income...........          143(Y)      40,887
Minority interest in other
  partnerships............           --         (8,052)
Equity in losses of
  unconsolidated
  partnerships............           --         (5,961)
Equity in earnings of
  unconsolidated
  subsidiaries............       (6,875)(Z)      1,538(DD)
Amortization of
  goodwill................           --         (5,071)
                               --------      ---------
Income (loss) from
  operations..............        7,315         35,832
Income tax provision......           --             --
Gain on dispositions of
  property................           --             --
                               --------      ---------
Income before minority
  interest in AIMCO
  Operating Partnership...        7,315         35,832
Minority interest in AIMCO
  Operating Partnership...           --           (531)(AA)
                               --------      ---------
Net income (loss).........        7,315        (35,301)(BB)
Income attributable to
  preferred
  stockholders............           --         30,914(CC)
                               --------      ---------
Income (loss) attributable
  to common
  stockholders............     $  7,315      $   4,387(BB)
                               ========      =========
Basic earnings (loss) per
  share...................                   $    0.07(BB)
                                             =========
Diluted earnings (loss) per
  share...................                   $    0.07(BB)
                                             =========
Weighted average shares
  outstanding.............                      61,150
                                             =========
Weighted average shares
  and equivalents
  outstanding.............                      61,814
                                             =========

-------------------------

(A) Represents AIMCO's unaudited consolidated results of operations for the nine months ended September 30, 1998.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1998: (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions; (iii) the Probable Purchases; and (iv) the 1998 Dispositions.

(C) Represents the unaudited historical statement of operations of Ambassador for the four months ended April 30, 1998. Certain reclassifications have been made to Ambassador's historical Statement of Operations to conform to AIMCO's Statement of Operations presentation.

(D) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.

(E) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger and the spin-off of the common stock of Holdings as if these transactions had occurred on January 1, 1998. These adjustments are detailed, as follows:

                                           IFG           AMIT        HOLDINGS          IFG
                                      HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                      -------------   ----------   -------------   -----------
   Rental and other property
     revenues.......................    $   7,566       $  560       $      --      $  8,126
   Property operating expenses......       (2,585)          --              --        (2,585)
   Depreciation.....................         (904)          --              --          (904)
                                        ---------       ------       ---------      --------
   Income from property
     operations.....................        4,077          560              --         4,637
                                        ---------       ------       ---------      --------
   Management fees and other
     income.........................      311,475           --        (240,320)       71,155
   Management and other expenses....     (252,295)          --         210,818       (41,477)
   Amortization.....................      (26,781)         (48)         12,843       (13,986)
                                        ---------       ------       ---------      --------
   Income from service company
     business.......................       32,399          (48)        (16,659)       15,692
                                        ---------       ------       ---------      --------
   General and administrative
     expenses.......................      (66,272)        (675)          5,561       (61,386)
   Interest expense.................      (24,164)          --            (707)      (24,871)
   Interest income..................       18,817        4,193            (509)       22,501
   Minority interest in other
     partnerships...................      (14,159)          --              --       (14,159)
   Equity in losses of
     unconsolidated partnerships....       12,169                        1,323        13,492
                                        ---------       ------       ---------      --------
   Income (loss) from operations....      (37,133)       4,030         (10,991)      (44,094)
   Income tax provision.............       (4,772)          --           5,952         1,180
   Gain on disposition of property..        5,888          688              --         6,576
                                        ---------       ------       ---------      --------
   Item income (loss)...............    $ (36,017)      $4,718       $  (5,039)     $(36,338)
                                        =========       ======       =========      ========

---------------

       (i) Represents the unaudited consolidated results of operations of IFG for the nine months ended September 30, 1998.

             Certain reclassifications have been made to IFG's historical statement of operations to conform to AIMCO's statement of operations presentation.

       (ii) Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT Merger closed prior to the IFG Merger.

       (iii) Represents the distribution of two shares of Holdings common stock for each three shares of IFG common stock to holders of IFG common stock.

(F)    Represents the following adjustments occurring as a result of the IFG
       Merger: (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.

(G) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, AIMCO contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(H) Represents adjustments to reflect the 1998 Acquisitions, less the 1998 Dispositions as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

       These adjustments are as follows:

                                                 1998          1998
                                             ACQUISITIONS   DISPOSITIONS    TOTAL
                                             ------------   ------------   -------
   Rental and other property revenues......    $19,014         $(951)     $18,063
   Property operating expense..............     (8,492)          376       (8,116)
   Owned property management expense.......       (707)           37         (670)
   Depreciation............................     (3,945)           93       (3,852)

(I) Represents adjustments to reflect the Probable Purchases as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

(J)    Represents adjustments to interest expense for the following:

   Borrowings on AIMCO's credit facilities and other loans and mortgages assumed in connection with the 1998
     Acquisitions..............................................  $(7,894)
   Repayments on AIMCO's credit facilities and other
     indebtedness with proceeds from the 1998 Dispositions and
     the 1998 Stock Offerings..................................   10,326
                                                                 -------
                                                                 $ 2,432
                                                                 =======

(K) Represents adjustments to interest expense related to the assumption of mortgage debt in connection with the probable purchases.

(L) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1998 Acquisitions.

(M) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(N) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:

   Duplication of public company expenses......................  $  355
   Reduction in salaries and benefits..........................   2,482
   Merger related costs........................................   1,212
   Other.......................................................   1,229
                                                                 ------
                                                                 $5,278
                                                                 ======

       The reduction in salaries and benefits is pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the Ambassador Merger had occurred on January 1, 1998 and that the restructuring plan was completed on January 1, 1998. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.

(O) Represents the decrease in interest expense of $1,480 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $1,335 related to borrowings under the AIMCO line of credit.

(P) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(Q) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the IFG Merger and IPT Merger, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG and IPT. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(R) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of IFG, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG, including amortization of property management contracts of $27,084, amortization of goodwill of $9,873, and depreciation of furniture, fixtures, and equipment of $2,842, less IFG's historical depreciation and amortization of $13,938. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years.

(S) Represents the elimination of merger related expenses recorded by IFG during the nine months ended September 30, 1998. In connection with the IFG Merger, certain IFG executives will receive one-time lump-sum payments in connection with the termination of their employment and option agreements. The total of these lump sum payments is estimated to be approximately $50,000.

(T) Represents elimination of minority interest in IPT resulting from the IPT merger.

(U) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of IFG and IPT, based on an estimated average life of 20 years, and based on AIMCO's new basis resulting from the allocation of the purchase price of IFG and IPT.

(V)    Represents the reversal of IFG's income tax provision.

(W) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.

(X) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(Y) Represents interest income of $2,861 earned on notes payable of $45,000 to AIMCO issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries of AIMCO, net of the elimination of AIMCO's share of the related interest expense of $2,718 reflected in the equity in earnings of the Unconsolidated Subsidiaries.

(Z)    Represents AIMCO's equity in earnings of the Unconsolidated Subsidiaries.

(AA) Represents adjustments to Minority Interest in the AIMCO Operating Partnership assuming the Completed Transactions, the Ambassador Merger, the IFG Merger and the IPT Merger had occurred as of January 1, 1997. On a pro forma basis, without giving effect to the Ambassador Merger, the IFG Merger and the IPT Merger, as of September 30, 1998, the minority interest percentage is approximately 15.2%. On a pro forma basis, without giving effect to the IFG Merger and the IPT Merger, as of June 30, 1998, the minority interest percentage is approximately 13.4%. On a pro forma basis, giving effect to the Completed Transactions, the Ambassador Merger, the IFG Merger and the IPT Merger, as of June 30, 1998, the minority interest percentage is approximately 10.9%.

(BB) The following table presents the net impact to pro forma net income applicable to holders of shares of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:

   Increase in interest........................................   $    702
                                                                  ========
   Income before minority interest in AIMCO Operating
     Partnership...............................................   $ 35,130
   Minority interest in AIMCO Operating Partnership............       (455)
                                                                  --------
   Net income..................................................   $ 34,675
                                                                  ========
   Net income attributable to common stockholders..............   $  3,761
                                                                  ========
   Basic loss per share........................................   $   0.06
                                                                  ========
   Diluted loss per share......................................   $   0.06
                                                                  ========

(CC) Represents the net income attributable to holders of the AIMCO Class B Preferred Stock, the AIMCO Class C Preferred Stock, the AIMCO Class D Preferred Stock the AIMCO Class G Preferred Stock, the AIMCO Class H Preferred Stock and the AIMCO Class J Preferred Stock as if these stock offerings had occurred as of January 1, 1997.

(DD) Represents AIMCO's equity in earnings in the Unconsolidated Subsidiaries of $(1,180) plus the elimination of intercompany interest of $2,718. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the nine months ended September 30, 1998 is presented below, which represents the effects of the Ambassador Merger, the IFG Merger and the IFG Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                               IFG
                                        HISTORICAL(i)   REORGANIZATION(ii)   PRO FORMA
                                        -------------   ------------------   ----------
Rental and other property revenues....    $  9,910           $     --         $  9,910
Property operating expense............      (5,139)                --           (5,139)
Owned property management expense.....        (345)                --             (345)
Depreciation expense..................      (1,026)                --           (1,026)
                                          --------           --------         --------
Income from property operations.......       3,400                 --            3,400
                                          --------           --------         --------
Management fees and other income......      57,665             56,211 (iii)    113,876
Management and other expenses.........     (36,221)           (35,192)(iii)    (71,413)
Amortization..........................      (2,111)           (21,266)(iv)     (23,377)
                                          --------           --------         --------
Income from service company...........      19,333               (247)          19,086
General and administrative expense....          --            (13,800)(iii)    (13,800)
Interest expense......................      (6,931)            (2,861)(v)       (9,792)
Interest income.......................         617                 --              617
Minority interest in other
  partnerships........................        (526)                --             (526)
                                          --------           --------         --------
Income (loss) from operations.........      15,893            (16,908)          (1,015)
Income tax provision..................      (7,037)             6,810 (vi)        (227)
                                          --------           --------         --------
Net income (loss).....................    $  8,856           $(10,098)        $ (1,242)
                                          ========           ========         ========
Income (loss) attributable to
  preferred stockholders..............    $  8,413           $ (9,593)        $ (1,180)
                                          ========           ========         ========
Income (loss) attributable to common
  stockholders........................    $    443           $   (505)        $    (62)
                                          ========           ========         ========

-------------------------

(i) Represents the Unconsolidated Subsidiaries historical consolidated results of operations.

(ii) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, AIMCO contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(iii) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.

(iv) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(v) Represents adjustment for interest expense related to a note payable to AIMCO.

(vi) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.